EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of our report dated August 1, 2002, with respect to the consolidated financial statements of Universal Corporation and subsidiaries included in the Annual Report (Form 10-K) for the year ended June 30, 2002.

Registration Statement Number	Description
33-55140	Form S-8
33-38148	Form S-8
33-56719	Form S-8
333-39297	Form S-8
333-45497	Form S-8
333-43522	Form S-3

/s/    ERNST & YOUNG LLP

Richmond, Virginia
September 13, 2002